Exhibit 4.3

Execution Version

SUPPLEMENTAL INDENTURE

Dated as of April 17, 2012

among

SANDRIDGE ENERGY, INC.

the Guarantors Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SENIOR FLOATING RATE NOTES DUE 2014

SENIOR NOTES DUE 2018

SENIOR NOTES DUE 2016

SENIOR NOTES DUE 2020

SENIOR NOTES DUE 2021 and

SENIOR NOTES DUE 2022

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of April 17, 2012, among SANDRIDGE ENERGY, INC., a Delaware corporation (the “Company”), DYNAMIC OFFSHORE RESOURCES, LLC, a Delaware limited liability company, DBH, LLC, a Delaware limited liability company, BANDON OIL AND GAS GP, LLC, a Delaware limited liability company, BANDON OIL AND GAS, LP, a Delaware limited partnership, DYNAMIC OFFSHORE RESOURCES NS ACQUISITION, INC., a Delaware corporation, DYNAMIC OFFSHORE RESOURCES NS PARENT, INC., a Delaware corporation, DYNAMIC OFFSHORE RESOURCES NS, LLC, a Texas limited liability company, SPN RESOURCES, LLC, a Louisiana limited liability company (each an “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into Indentures, dated as of May 1, 2008, May 20, 2008, May 14, 2009, December 16, 2009, March 15, 2011 and April 17, 2012 (each an “Indenture” and, together, the “Indentures”), relating, respectively, to the Company’s Senior Floating Rate Notes Due 2014, 8% Senior Notes Due 2018, 9.875% Senior Notes due 2016, 8.750% Senior Notes due 2020, 7.5% Senior Notes Due 2021, and 8.125% Senior Notes Due 2022 (together, the “Notes”);

WHEREAS, as a condition to the Trustee entering into each Indenture and the purchase of each of the Notes by the Holders, the Company agreed pursuant to each Indenture to cause any newly acquired or created Restricted Subsidiaries (other than Foreign Subsidiaries and Immaterial Subsidiaries) to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in each Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under each Indenture and to be bound by the terms of each Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof, subject to any limitations therein.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. The recitals contained herein shall be taken as the statements of the Undersigned, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof or thereof by the Undersigned.

Section 6. This Supplemental Indenture is an amendment supplemental to each Indenture and each Indenture and this Supplemental Indenture will henceforth be read together.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SANDRIDGE ENERGY, INC., as Issuer

By:	/s/ Matthew K. Grubb

Name: Matthew K. Grubb

Title: President and Chief Operating Officer

DYNAMIC OFFSHORE RESOURCES, LLC

By:	/s/ Philip T. Warman

Name: Philip T. Warman

Title: Senior Vice President

DBH, LLC

By:	/s/ Philip T. Warman

Name: Philip T. Warman

Title: Senior Vice President

BANDON OIL AND GAS GP, LLC

By:	/s/ Philip T. Warman

Name: Philip T. Warman

Title: Senior Vice President

BANDON OIL AND GAS, LP

By:	/s/ Philip T. Warman

Name: Philip T. Warman

Title: Senior Vice President

DYNAMIC OFFSHORE RESOURCES NS ACQUISITION, INC.

By:	/s/ Philip T. Warman
Name: Philip T. Warman

Title: Senior Vice President

DYNAMIC OFFSHORE RESOURCES NS PARENT, INC.

By:	/s/ Philip T. Warman
Name: Philip T. Warman

Title: Senior Vice President

DYNAMIC OFFSHORE RESOURCES NS, LLC

By:	/s/ Philip T. Warman
Name: Philip T. Warman

Title: Senior Vice President

SPN RESOURCES, LLC

By:	/s/ Philip T. Warman
Name: Philip T. Warman

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
Name: John C. Stohlmann

Title: Vice President